As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Senseonics Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-1210911
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

(Address of principal executive offices) (Zip code)

2026 Equity Incentive Plan

2016 Employee Stock Purchase Plan

Amended and Restated 2015 Equity Incentive Plan

(Full title of the plan)

Timothy T. Goodnow

President and Chief Executive Officer

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

(301) 515-7260

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano Reid S. Hooper Cooley LLP 11951 Freedom Drive Reston, VA 20190 (703) 456-8000	Rick Sullivan Chief Financial Officer Senseonics Holdings, Inc. 20451 Seneca Meadows Parkway Germantown, MD 20876-7005 (301) 515-7260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an aggregate of up to 8,802,296 shares of common stock, par value $0.001 per share (the “Common Stock”), of Senseonics Holdings, Inc. (the “Registrant”). The shares being registered consist of: (i) 1,444,302 shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), (ii) 412,658 shares of Common Stock issuable pursuant to the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and (iii) up to 6,945,336 shares of Common Stock issuable pursuant to the Registrant’s 2026 Equity Incentive Plan (the “2026 Plan” and, collectively with the 2015 Plan and 2016 Plan, the “Plans”).

The 2026 Plan was adopted by the Registrant’s Board of Directors on March 25, 2026, subject to stockholder approval, which was obtained at the Annual Meeting of Stockholders (the “2026 Annual Meeting”) on May 20, 2026 (the “Effective Date”). The up to 6,945,336 shares of Common Stock registered hereby for issuance under the 2026 Plan consist of: (i) 1,300,000 shares of Common Stock that were authorized for issuance under the 2026 Plan by the Registrant's stockholders at the 2026 Annual Meeting; (ii) 413,148 shares that rolled into the 2026 Plan from the unallocated share reserves of the Company’s 2023 Commercial Equity Plan (the “2023 Plan”) and the 2015 Plan (the 2023 Plan and 2015 Plan, together, the “Prior Plans”); (iii) up to 5,232,188 shares of Common Stock subject to outstanding equity awards previously granted under the 2023 Plan and the 2015 Plan that, pursuant to the terms of the 2026 Plan, may become available for future grant under the 2026 Plan to the extent that such awards expire, terminate, are cancelled or forfeited, or are settled in cash in lieu of shares, without the issuance of shares of Common Stock thereunder. No new awards will be granted under the Prior Plans on or after the Effective Date, and all outstanding awards previously granted under the Prior Plans will remain outstanding, subject to the terms thereof.

The 1,444,302 additional shares of Common Stock registered hereby for issuance pursuant to the 2015 Plan and the 412,658 additional shares of Common Stock registered hereby for issuance pursuant to the 2016 ESPP represent shares that have been reserved for issuance pursuant to the “evergreen” provision of the 2015 Plan and the 2016 ESPP, respectively, which provide for an automatic annual increase in the total number of shares reserved under each plan pursuant to a specified formula. These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-210586) was filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2016.

Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on April 4, 2016 (File No. 333-210586), May 10, 2018 (File No. 333-224827), May 9, 2019 (File No. 333-231334), May 26, 2022 (File No. 333-265241) and August 6, 2025 (File No. 333-289309), and the Registrant's registration statement on Form S-3 filed with the Commission on January 10, 2023 (File No. 333-269177), are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents containing the information specified in Part I is omitted from this Registration Statement and included in documents sent or given to participants in the 2026 Plan in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference under this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The written statement required by Item 2 of Part I is omitted from this Registration Statement and included in documents that sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-37717) for the fiscal year ended December 31, 2025, filed with the Commission on March 2, 2026;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting (File No. 001-37717) filed with the Commission on April 6, 2026 (the “Proxy Statement”), as amended by that certain Amendment No. 1 to the Proxy Statement (File No. 001-37717) filed with the Commission on April 9, 2026;

(c)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-37717) for the fiscal quarter ended March 31, 2026, filed with the Commission on May 7, 2026;

(d)	The Registrant’s Current Reports on Form 8-K (File No. 001-37717) filed with the Commission on January 2, 2026, January 12, 2026 (excluding item 2.02), March 12, 2026, May 1, 2026 (excluding items 2.02 and 7.01), and May 4, 2026 and May 20, 2026; and

(e)	The Registrant’s description of its common stock filed as Exhibit 4.3 to its Annual Report on Form 10-K (File No. 001-37717) for the fiscal year ended December 31, 2025, filed with the Commission on March 2, 2026, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and exhibits filed with such form that are related to such items) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.4(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.5(5)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.6(6)	Amended and Restated Bylaws, as currently in effect.
4.7(7)	Amendment to Bylaws.
4.8(8)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
4.9(9)	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
4.10(10)	Specimen stock certificate evidencing shares of Common Stock.
4.11(11)	2016 Employee Stock Purchase Plan.
4.12 (12)	Amended and Restated 2015 Equity Incentive Plan
4.13 (13)	Form of Stock Option Grant Notice and Stock Option Agreement under Amended and Restated 2015 Equity Incentive Plan.
4.14(14)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under Amended and Restated 2015 Equity Incentive Plan.
4.15	2026 Equity Incentive Plan.
4.16	Form of Stock Option Grant Notice and Stock Option Agreement under 2026 Equity Incentive Plan.
4.17	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2026 Equity Incentive Plan.
5.1	Opinion of Cooley LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
107	Filing Fee Table.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on March 23, 2016, and incorporated by reference herein.

(2) Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018 (File No. 001-37717), filed with the Commission on August 8, 2018, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on October 26, 2020, and incorporated by reference herein.

(4) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on May 22, 2024, and incorporated by reference herein.

(5) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on October 16, 2025, and incorporated by reference herein.

(6) Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on March 23, 2016, and incorporated by reference herein.

(7) Previously filed as Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K (File No. 001-37717), filed with the Commission on March 5, 2021, and incorporated by reference herein.

(8) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the Commission on August 18, 2020, and incorporated by reference herein.

(9) Previously filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37717), filed with the Commission on November 8, 2022, and incorporated by reference herein.

(10) Previously filed as Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208984), filed with the Commission on March 8, 2016, and incorporated by reference herein.

(11) Previously filed as Exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210586), filed with the Commission on April 4, 2016, and incorporated by reference herein.

(12) Previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210586), filed with the Commission on April 4, 2016, and incorporated by reference herein.

(13) Previously filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 333-198168), filed with the Commission on December 10, 2015, and incorporated by reference herein.

(14) Previously filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 333-198168), filed with the Commission on December 10, 2015, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on this 20th day of May, 2026.

SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy T. Goodnow, Ph.D.
Timothy T. Goodnow
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Timothy T. Goodnow and Rick Sullivan, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy T. Goodnow. Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2026
Timothy T. Goodnow

/s/ Rick Sullivan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2026
Rick Sullivan

/s/ Stephen P. DeFalco	Chairman of the Board of Directors	May 20, 2026
Stephen P. DeFalco

/s/ Steven Edelman, M.D.	Director	May 20, 2026
Steven Edelman

/s/ Brian Hansen	Director and Chief Commercial Officer	May 20, 2026
Brian Hansen

/s/ Edward J. Fiorentino	Director	May 20, 2026
Edward J. Fiorentino

/s/ Francine Kaufman, M.D.	Director and Chief Medical Officer	May 20, 2026
Francine Kaufman

/s/ Sharon Larkin	Director	May 20, 2026
Sharon Larkin

/s/ Douglas S. Prince	Director	May 20, 2026
Douglas S. Prince

/s/ Douglas A. Roeder	Director	May 20, 2026
Douglas A. Roeder